UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2025

READY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1251 Avenue of the Americas, 50th Floor
New York, NY 10020
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 257-4600
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RC	New York Stock Exchange
Preferred Stock, 6.25% Series C Cumulative Convertible, par value $0.0001 per share	RC PRC	New York Stock Exchange
Preferred Stock, 6.50% Series E Cumulative Redeemable, par value $0.0001 per share	RC PRE	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange
9.00% Senior Notes due 2029	RCD	New York Stock Exchange

Explanatory Note

On July 1, 2025, Ready Capital Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report on proposals submitted to a vote of the Company’s shareholders at its annual meeting of shareholders, which was held on June 25, 2025 (the “Annual Meeting”). The purpose of this amendment to the Original 8-K is to report the frequency adopted by the Company for future advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay Votes”). Except for the addition of the information reported below, no other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In light of the advisory vote of the Company’s shareholders, and the recommendation of the Company’s Board of Directors included in the proxy statement for the Annual Meeting, the Company has determined to hold Say-on-Pay Votes every year until the next required advisory vote on the frequency of Say-on-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

By:	/s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer

Date: October 15, 2025